SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current report pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 12, 1999


                                 VOICENET, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                      333-12979                  13-3896031
(State of incorporation)      (Commission File Number)         (IRS Employer
                                                            Identification No.)


                                1040 First Avenue
                                    Suite 101
                            New York, New York 10022
                    (Address of principal executive offices)


                                 (212) 399-6682
                           (Issuer's telephone number)



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Item 4.  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

(a) On September 12, 1999, the Company replaced the Firm of Marcum & Kleigman LLP as the independent public accountants and auditors' of Voicenet, Inc. (the "Registrant"). The registrant is currently in the process of selecting an independent public accounting Firm as successor to Marcum & Kleigman, LLP.

      During the Registrant's latest two fiscal years and the subsequent period through September 3, 1999, there were no disagreements between the Registrant and Marcum & Kleigman LLP on any matter relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to Marcum & Kleigman's satisfaction would have caused it to make reference to the subject matter of such disagreement in connection with its reports. Marcum & Kleigman's reports on the Registrant's financial statements for the fiscal year ended December 31, 1997 was unqualified. The report for the year ended December 31, 1998 was modified when issued with respect to an explanatory paragraph describing a going concern issue; however, such report did not contain any adverse opinion or disclaimer of opinion, nor were such reports modified as to audit scope, accounting principles, or other uncertainty.



Item 7.  EXHIBITS

Exhibit 16    Letter from Marcum & Kleigman LLP  to the Securities and  Exchange
              Commission   Concerning   its   termination  as  the  Registrant's
              principal accountant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  September 21, 1999                     Voicenet, Inc.

                                              By: /s/ Howard Messer
                                                  -----------------------
                                                  Howard Messer
                                                  Chief Financial Officer